                                                                    Exhibit 21.1

                    SUBSIDIARIES OF INFORMATION HOLDINGS INC.



                                                STATE OF INCORPORATION
      NAME                                          OR ORGANIZATION
      ------------------------------------      -----------------------

      CRC Press LLC ......................      Delaware

      MicroPatent LLC ....................      Delaware

      Information Ventures LLC ...........      Delaware

      Optipat, Inc. ......................      Virginia

      MicroPatent (UK) LLC ...............      Delaware

      Master Data Center, Inc. ...........      Michigan

      Transcender LLC ....................      Delaware

      CRC Press Inc. .....................      Delaware

      CRC Press (U.K.) LLC ...............      Delaware
